UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 1, 2009

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin	53214
(Address of Principal Executive Offices)	(ZIP Code)

(414) 977-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Amendment No. 1 to Current Report on Form 8-K is to amend the Current Report on Form 8-K filed by the Registrant on September 1, 2009 in which the Registrant reported its acquisition of Confirma, Inc., by providing the financial statements and pro forma financial statements required by Item 9.01(a) and Item 9.01(b) of Form 8-K.

Item 9.01(a).  Financial Statements of Businesses Acquired.

Pursuant to Rule 3-05(b) of Regulation S-X (17 CFR 210.3-05(b)), the Confirma, Inc. Unaudited Consolidated Financial Statements as of and for the periods ended June 30, 2009 and 2008, are attached hereto as Exhibit 99.2, and the Confirma, Inc. Consolidated Financial Statements as of and for the years ended December 31, 2008 and 2007, and the related report of its independent auditor, are attached hereto as Exhibit 99.3.

Item 9.01(b).  Pro Forma Financial Information.

Pursuant to Article 11 of Regulation S-X (17 CFR 210), the Merge Healthcare Incorporated unaudited pro forma condensed combined balance sheet as of June 30, 2009 and unaudited condensed combined statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008, along with the notes to such unaudited pro forma condensed combined financial information, are attached hereto as Exhibit 99.1.

Item 9.01(d).  Exhibits

23.1	Consent of Voldal Wartelle & Co., P.S.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Unaudited Financial Statements of Confirma, Inc. as of and for the periods ended June 30, 2009 and 2008
99.3	Financial Statements of Confirma, Inc. as of and for the years ended December 31, 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

September 24, 2009	/s/ Steven M. Oreskovich
Title: Chief Financial Officer